      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        ADVANCED ENERGY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         84-0846841
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

              1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO 80525 (Address, including zip code, of principal executive offices)

                             2002 STOCK OPTION PLAN
                            (Full title of the plan)


                               MICHAEL EL-HILLOW
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        ADVANCED ENERGY INDUSTRIES, INC.
                             1625 SHARP POINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 221-4670
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------
                                    COPY TO:
                                JAY L. MARGULIES
                            THELEN REID & PRIEST LLP
                     333 WEST SAN CARLOS STREET, 17TH FLOOR
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 282-1815
                                   ----------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                  Proposed maximum       Proposed maximum
       Title of securities to be             Amount to be          offering price       aggregate offering         Amount of
               registered                    registered(1)          per share(2)             price(2)           registration fee
       -------------------------             -------------        ----------------      ------------------      ----------------
Common Stock, $0.001 par value.......           600,000                $31.82               $19,092,000            $1,756.46
================================================================================================================================

(1) Also includes such indeterminable number of additional shares of common stock as may become subject to the 2002 Stock Option Plan as a result of the anti-dilution and adjustment provision thereof.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of the Common Stock on the Nasdaq National Market on May 6, 2002.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This registration statement on Form S-8 is being filed to register 600,000 shares of common stock of Advanced Energy Industries, Inc. (the "Registrant") issuable under the Advanced Energy 2002 Stock Option Plan. The documents containing the information specified in Part I of Form S-8 will be or have been sent or given to participants in the plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents are not submitted to the Securities and Exchange Commission with this registration statement, in accordance with the introductory Note to Part I of Form S-8. These documents, together with the documents incorporated by reference into this registration statement in Item 3 of Part II, shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 1.           PLAN INFORMATION

                  See above.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  See above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below, which we have filed with the Securities and Exchange Commission, are specifically incorporated by reference into this registration statement and form an integral part of this registration statement. Information in documents that we file with the Securities and Exchange Commission subsequent to the date of this registration statement will automatically update and supercede the information contained in the listed documents, until we file a post-effective amendment to this registration statement that either indicates that all securities covered by this registration statement have been sold or deregisters all securities unsold as of the date of the post-effective amendment.

         (a) Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 25, 2002;

         (b) All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by document referred to in (a) above; and

         (c) The description of our common stock contained in the registration statement on Form 8-A filed under the Exchange Act on October 12, 1995, including any amendment or report filed for the purpose of updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law ("GCL"), the Registrant's Restated Certificate of Incorporation, as amended ("Certificate"), provides that no director shall be personally liable to the Registrant or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law; (iii) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the GCL; or (iv) for any action from which the director derived an improper personal benefit. While the Certificate provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the Certificate described above apply to officers of the Registrant only if they are directors of the Registrant and are acting in their capacity as directors, and does not apply to officers of the Registrant who are not directors.

         In addition, the Registrant's By-laws provide that the Registrant shall indemnify its Executive Officers (as defined in Rule 3b-7 promulgated under the Exchange Act) and directors, and any employee who serves as an Executive Officer or director of any corporation at the Registrant's request, to the fullest extent permitted under and in accordance with the GCL; provided, however, that the Registrant may modify the extent of such indemnification by individual contracts with its Executive Officers and directors; and, provided further, that the Registrant shall not be required to indemnify any Executive Officer or director in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law;
(ii) the proceeding was authorized by the directors of the Registrant; (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the GCL; or (iv) such indemnification is required to be made under Article XI, Section 43, Subsection
(d) of the Registrant's By-Laws. Under the GCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         The Registrant maintains a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 8.           EXHIBITS

Exhibit Number    Description

4.1               Restated Certificate of Incorporation, as amended(1)

4.2               Bylaws(2)

5                 Opinion of Thelen Reid & Priest LLP

23.1              Consent of Arthur Andersen LLP

23.2              Consent of Deloitte Touche Tohmatsu

23.3              Consent of Thelen Reid & Priest LLP(3)

24                Power of Attorney(4)

(1) Incorporated by reference from Advanced Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed August 13, 2001 (File No. 000-26966).

(2) Incorporated by reference from Advanced Energy's Registration Statement on Form S-1, filed September 20, 1995, as amended (File No. 33-97188).

(3)  Included in Exhibit 5.

(4)  Included on the signature pages to this Registration Statement.

ITEM 9.           UNDERTAKINGS

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in one or more periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on the 6th day of May, 2002.

                                        Advanced Energy Industries, Inc.

                                        By: /s/ MICHAEL EL-HILLOW
                                            ------------------------------------
                                            Michael El-Hillow
                                            Senior Vice President and Chief
                                            Financial Officer

                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby appoints Douglas S. Schatz and Michael El-Hillow, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated:  May 6, 2002                        /s/ DOUGLAS S. SCHATZ
                                           -------------------------------------
                                           Douglas S. Schatz
                                           Chairman of the Board and Chief
                                           Executive Officer
                                           (Principal Executive Officer)

Dated:  May 6, 2002                        /s/ MICHAEL EL-HILLOW
                                           -------------------------------------
                                           Michael El-Hillow
                                           Senior Vice President and Chief
                                           Financial Officer
                                           (Principal Financial and Accounting
                                           Officer)

Dated:  May 6, 2002                        /s/ RICHARD P. BECK
                                           -------------------------------------
                                           Richard P. Beck
                                           Director

Dated:  May 6, 2002                        /s/ G. BRENT BACKMAN
                                           -------------------------------------
                                           G. Brent Backman
                                           Director

Dated:  May 6, 2002                        /s/ TRUNG T. DOAN
                                           -------------------------------------
                                           Trung T. Doan
                                           Director

Dated:  May 6, 2002                        /s/ ARTHUR A. NOETH
                                           -------------------------------------
                                           Arthur A. Noeth
                                           Director

Dated:  May 6, 2002                        /s/ ELWOOD SPEDDEN
                                           -------------------------------------
                                           Elwood Spedden
                                           Director

Dated:  May 6, 2002                        /s/ GERALD M. STAREK
                                           -------------------------------------
                                           Gerald M. Starek
                                           Director

Dated:  May   , 2002
            --                             -------------------------------------
                                           Arthur W. Zafiropoulo
                                           Director

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------
4.1               Restated Certificate of Incorporation, as amended(1)
4.2               Bylaws(2)
5                 Opinion of Thelen Reid & Priest LLP
23.1              Consent of Arthur Andersen LLP
23.2              Consent of Deloitte Touche Tohmatsu
23.3              Consent of Thelen Reid & Priest LLP(3)
24                Power of Attorney(4)

(1) Incorporated by reference from Advanced Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed August 13, 2001 (File No. 000-26966).

(2) Incorporated by reference from Advanced Energy's Registration Statement on Form S-1, filed September 20, 1995, as amended (File No. 33-97188).

(3)  Included in Exhibit 5.

(4)  Included on the signature pages to this Registration Statement.